UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

TRADEUP ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	85-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

437 Madison Avenue, 27th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(732) 910-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Warrant	UPTDU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	UPTD	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	UPTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 19, 2021, TradeUP Acquisition Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 4,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-half of one redeemable warrant (the “Warrants”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $40,000,000. Substantially concurrently with the closing of the IPO, the Company completed the private placement sale (the “Private Placement”) of 295,000 shares of Class A Common Stock (the “Private Placement Shares”) to the Company’s founders, TradeUP Acquisition Sponsor LLC (the “Sponsor”) and Tradeup INC., among which, the Sponsor purchased 236,000 Private Placement Shares and Tradeup INC. purchased 59,000 Private Placement Shares at a purchase price of $10.00 per Private Placement Share, generating gross proceeds to the Company of $2,950,000. The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $40,800,000 in the aggregate (the “IPO Offering Proceeds”), were placed in a trust account (the “Trust Account”) established for the benefit of the Company’s public stockholders and the underwriters of the IPO with Wilmington Trust, National Association acting as trustee. Except for the withdrawal from interest earned on the IPO Offering Proceeds in the trust account to fund income taxes payable and up to $50,000 of interest to pay dissolution expenses, or upon the redemption by public stockholders of Class A Common Stock in connection with certain amendments to the Company’s amended and restated certificate of incorporation, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Class A Common Stock included in the Units and issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 18 months from the closing of the IPO.

In connection with the IPO, the underwriters were granted an option to purchase up to 600,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”). On July 19, 2021, the underwriters partially exercised the Over-allotment Option, and July 21, 2021, the underwriters purchased 430,000 Units (the “Option Units”) generating gross proceeds of $4,300,000, and net proceeds to the Company of approximately $4,214,000 in the aggregate after deducting the underwriter discount (the “Option Unit Proceeds”). Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of 17,200 shares of Class A Common Stock at a purchase price of $10.00 per share (the “Additional Private Placement Shares”), among which, the Sponsor purchased 13,760 Additional Private Placement Shares and Tradeup INC. purchased 3,440 Additional Private Placement Shares, generating total proceeds of $172,000 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Over-allotment Proceeds”). A total of $4,386,000 of the Over-allotment Proceeds were placed in the Trust Account.

An audited balance sheet as of July 19, 2021, reflecting receipt of the IPO Offering Proceeds, but not the Over-allotment Proceeds, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. The Company’s unaudited pro forma balance sheet as of July 21, 2021, reflecting the receipts of the IPO Offering Proceeds and the Over-allotment Proceeds on the same day, is included as Exhibit 99.2 to this Current Report on Form 8-K.

On July 21, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-K, announcing the completing of the IPO and offering of Over-allotment Option.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

99.1	Audited Balance Sheet as of July 19, 2021.
99.2	Unaudited Pro Forma Balance Sheet as of July 21, 2021.
99.3	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeUP Acquisition Corp.

	By:	/s/ Weiguang Yang
	Name:	Weiguang Yang
	Title:	Co-Chief Executive Officer

Date: July 22, 2021